EXECUTION COPY

JOINDER AGREEMENT NO. 1

JOINDER AGREEMENT NO. 1 (this “Agreement”), dated as of August 29, 2016, to the Credit Agreement, dated as of September 24, 2015, among each trust company listed on Schedule A hereto, the Banks and other lending institutions party thereto, and State Street Bank and Trust Company, as Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

1.                  Request. (a) Pursuant to Section 2.12(a) of the Credit Agreement, the Borrowers (the “Existing Borrowers”) hereby request that each of the following trusts, if any, be added as a “Company” for all purposes of the Loan Documents (each a “New Company”):

New Company	Company Borrower (Y or N)
N/A	N/A
N/A	N/A

(b) Pursuant to Section 2.12(a) of the Credit Agreement, the Borrowers hereby request that each of the following Series, if any, of each Company (including a New Company) listed below, if any, be added as a “Fund” for all purposes of the Loan Documents (each a “New Fund”):

Company	Series
Putnam Investment Funds	Putnam Government Money Market Fund

2.                  Joinder. By signing below, each Bank and the Agent hereby agrees, and each of the other parties hereto hereby agrees, that (a) each such New Company shall be deemed to be a “Company” for all purposes under the Loan Documents, (b) each such New Fund shall be deemed to be a “Fund” for all purposes of the Loan Documents, and (c) Schedule 2 to the Credit Agreement shall be automatically amended and restated in the form of Schedule 2 to this Agreement. Each New Company hereby represents and warrants that it is correctly identified as a Company Borrower in paragraph 1(a) above.

3.                  New Borrowers. For purposes of this Agreement, “New Borrower” means (a) each New Company that is a Company Borrower, and (b) each other Company (including a New Company) acting on behalf of, and for the account of, each Series thereof that is a New Fund.

4.                  Effectiveness. This Agreement shall become effective upon the first date that each of the following conditions shall have first been satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Joinder Effective Date”):

(a)               the Agent shall have received a counterpart of this Agreement signed by each Existing Borrower and each New Borrower;

(b)               the Agent shall have received a certificate of the Clerk, Secretary or Assistant Secretary (or other officer acceptable to the Agent) of each New Borrower, dated the Joinder Effective Date, in all respects satisfactory to the Agent (i)(1) attaching a true complete and correct copy of all its Charter Documents, or (2)(x) if previously delivered to the Agent under the Loan Documents, all amendments, restatements, supplements or other modifications to its Charter Documents since the date the Related Company thereof became a party to the Credit Agreement, or (y) certifying that no such amendments, restatements, supplements or other modifications have occurred, or (ii) attaching a copy of all of the Offering Documents, as of the Joinder Effective Date, of each New Borrower and such other material as accurately and completely sets forth all Investment Policies and Restrictions of such New Borrower not reflected in the Offering Documents, (iii) attaching the resolutions of the Managing Body of such New Borrower authorizing the transactions contemplated hereby and certifying that such resolutions are in full force and effect, and (iv) certifying as to the incumbency of authorized persons of such Borrower or New Borrower executing this Agreement;

(c)               with respect to each New Borrower, the Agent shall have received a federal reserve form FR U-1 executed on behalf of such New Borrower;

(d)               one or more opinions of counsel to each New Borrower covering such matters relating to the transactions contemplated hereby as the Agent may request, in form and substance satisfactory to the Agent; and

(e)               all fees and expenses payable in connection with this Agreement, including, without limitation, the reasonable fees and expenses of counsel to the Agent to the extent invoiced, shall have been paid.

5.                  No Defense; Representations and Warranties; No Default. Each Borrower (including each New Borrower) hereby (a) reaffirms and admits the validity and enforceability of each Loan Document and this Agreement and the respective obligations of such Borrower thereunder, and agrees and admits that such Borrower has no defense to or offset against any such obligation, and (b) represents and warrants that (i) no Default with respect to such Borrower has occurred and is continuing, (ii) all of the representations and warranties of such Borrower contained herein and in any other Loan Document are true and correct on and as of the date hereof (after giving effect to this Agreement) as if made on and as of such date (unless any representation and warranty relates to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), and (iii) it has received a copy of each Loan Document.

6.                  Binding Effect; Several Agreement. All covenants, promises and agreements by or on behalf of any party hereto that are contained in this Agreement shall bind and inure to the benefit of each other party hereto and their respective successors and assigns.

7.                  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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8.                  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract. Delivery of an executed counterpart of this Agreement by facsimile transmission or electronic transmission in “portable document format” shall be as effective as delivery of a manually executed counterpart of this Agreement.

9.                  Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

Each trust company listed on Schedule A hereto

By:	/s/ Jonathan S. Horwitz
Name:	Jonathan S. Horwitz ______
Title:	Executive Vice President ______

STATE STREET BANK AND TRUST COMPANY, as Agent and as a Bank

By: /s/ Janet B. Nolin

Name: Janet B. Nolin

Title: Vice President

THE NORTHERN TRUST COMPANY, as a Bank

By:	/s/ Graham A. Warning

Name: Graham A. Warning

Title: Vice President

[Putnam Funds - Joinder No.1 to Credit Agreement]

Schedule 2

List of Companies, Funds and Fiscal Year End Date

Company	Fund	Fiscal Year End Date
Putnam American Government Income Fund	Putnam American Government Income Fund	September 30
Putnam Arizona Tax Exempt Income Fund	Putnam Arizona Tax Exempt Income Fund	May 31
Putnam Asset Allocation Funds	Putnam Dynamic Asset Allocation Balanced Fund	September 30
	Putnam Dynamic Asset Allocation Conservative Fund	September 30
	Putnam Dynamic Asset Allocation Growth Fund	September 30
Putnam California Tax Exempt Income Fund	Putnam California Tax Exempt Income Fund	September 30
Putnam Convertible Securities Fund	Putnam Convertible Securities Fund	October 31
Putnam Diversified Income Trust	Putnam Diversified Income Trust	September 30
Putnam Equity Income Fund	Putnam Equity Income Fund	November 30
Putnam Europe Equity Fund	Putnam Europe Equity Fund	June 30

Putnam Funds Trust	Putnam Absolute Return 100 Fund	October 31
	Putnam Absolute Return 300 Fund	October 31
	Putnam Absolute Return 500 Fund	October 31
	Putnam Absolute Return 700 Fund	October 31
	Putnam Asia Pacific Equity Fund	April 30
	Putnam Dynamic Asset Allocation Equity Fund	May 31
	Putnam Capital Spectrum Fund	April 30
	Putnam Dynamic Risk Allocation Fund	May 31
	Putnam Emerging Markets Equity Fund	August 31
	Putnam Emerging Markets Income Fund	November 30
	Putnam Equity Spectrum Fund	April 30
	Putnam Floating Rate Income Fund	February 28
	Putnam Global Consumer Fund	August 31
	Putnam Global Dividend Fund	November 30
	Putnam Global Energy Fund	August 31
	Putnam Global Financials Fund	August 31
	Putnam Global Industrials Fund	August 31
	Putnam Global Technology Fund	August 31
	Putnam Global Telecommunications Fund	August 31
	Putnam Intermediate-Term Municipal Income Fund	November 30
	Putnam International Value Fund	June 30
	Putnam Low Volatility Equity Fund	July 31
	Putnam Mortgage Opportunities Fund	May 31
	Putnam Multi-Cap Core Fund	April 30
	Putnam Retirement Income Fund Lifestyle 2	August 31
	Putnam Retirement Income Fund Lifestyle 3	February 28
	Putnam Short Duration Income Fund	July 31
	Putnam Short-Term Municipal Income Fund	November 30
	Putnam Small Cap Growth Fund	June 30
	Putnam Strategic Volatility Equity Fund	July 31
Putnam Global Equity Fund		October 31
Putnam Global Health Care Fund		August 31
Putnam Global Income Trust		October 31
Putnam Global Natural Resources Fund		August 31

Putnam Global Utilities Fund		August 31
Putnam High Yield Advantage Fund		November 30
Putnam High Yield Trust		August 31
Putnam Income Fund		October 31
Putnam International Equity Fund		June 30
Putnam Investment Funds	Putnam Capital Opportunities Fund	April 30
	Putnam Government Money Market Fund	September 30
	Putnam Growth Opportunities Fund	July 31
	Putnam International Capital Opportunities Fund	August 31
	Putnam International Growth Fund	September 30
	Putnam Multi-Cap Value Fund	April 30
	Putnam Research Fund	July 31
	Putnam Small Cap Value Fund	February 28
Putnam Investors Fund	Putnam Investors Fund	July 31
Putnam Massachusetts Tax Exempt Income Fund	Putnam Massachusetts Tax Exempt Income Fund	May 31
Putnam Michigan Tax Exempt Income Fund	Putnam Michigan Tax Exempt Income Fund	May 31
Putnam Minnesota Tax Exempt Income Fund	Putnam Minnesota Tax Exempt Income Fund	May 31
Putnam Money Market Fund	Putnam Money Market Fund	September 30
Putnam Mortgage Recovery Fund (closed-end fund)	Putnam Mortgage Recovery Fund	August 31
Putnam Multi-Cap Growth Fund	Putnam Multi-Cap Growth Fund	June 30
Putnam New Jersey Tax Exempt Income Fund	Putnam New Jersey Tax Exempt Income Fund	May 31
Putnam New York Tax Exempt Income Fund	Putnam New York Tax Exempt Income Fund	November 30

Putnam Ohio Tax Exempt Income Fund	Putnam Ohio Tax Exempt Income Fund	May 31
Putnam Pennsylvania Tax Exempt Income Fund	Putnam Pennsylvania Tax Exempt Income Fund	May 31
Putnam Tax Exempt Income Fund	Putnam Tax Exempt Income Fund	September 30
Putnam Tax-Free Income Trust	Putnam AMT-Free Municipal Fund	July 31
	Putnam Tax-Free High Yield Fund	July 31
Putnam U.S. Government Income Trust	Putnam U.S. Government Income Trust	September 30

Putnam Variable Trust	Putnam VT Absolute Return 500 Fund	December 31
	Putnam VT American Government Income Fund	December 31
	Putnam VT Capital Opportunities Fund	December 31
	Putnam VT Diversified Income Fund	December 31
	Putnam VT Equity Income Fund	December 31
	Putnam VT Global Asset Allocation Fund	December 31
	Putnam VT Global Equity Fund	December 31
	Putnam VT Global Health Care Fund	December 31
	Putnam VT Global Utilities Fund	December 31
	Putnam VT Growth And Income Fund	December 31
	Putnam VT Growth Opportunities Fund	December 31
	Putnam VT High Yield Fund	December 31
	Putnam VT Income Fund	December 31
	Putnam VT International Equity Fund	December 31
	Putnam VT International Growth Fund	December 31
	Putnam VT International Value Fund	December 31
	Putnam VT Investors Fund	December 31
	Putnam VT Government Money Market Fund	December 31
	Putnam VT Multi-Cap Growth Fund	December 31
	Putnam VT Multi-Cap Value Fund	December 31
	Putnam VT Research Fund	December 31
	Putnam VT Small Cap Value Fund	December 31
	Putnam VT George Putnam Balanced Fund	December 31
	Putnam VT Voyager Fund	December 31
Putnam Voyager Fund	Putnam Voyager Fund	July 31
George Putnam Balanced Fund	George Putnam Balanced Fund	July 31
The Putnam Fund for Growth and Income	The Putnam Fund for Growth and Income	October 31

Schedule A

List of Companies

Putnam American Government Income Fund

Putnam Arizona Tax Exempt Income Fund

Putnam Asset Allocation Funds

Putnam California Tax Exempt Income Fund

Putnam Convertible Securities Fund

Putnam Diversified Income Trust

Putnam Equity Income Fund

Putnam Europe Equity Fund

Putnam Funds Trust

Putnam Global Equity Fund

Putnam Global Health Care Fund

Putnam Global Income Trust

Putnam Global Natural Resources Fund

Putnam Global Utilities Fund

Putnam High Yield Advantage Fund

Putnam High Yield Trust

Putnam Income Fund

Putnam International Equity Fund

Putnam Investment Funds

Putnam Investors Fund

Putnam Massachusetts Tax Exempt Income Fund

Putnam Michigan Tax Exempt Income Fund

Putnam Minnesota Tax Exempt Income Fund

Putnam Money Market Fund

Putnam Mortgage Recovery Fund (closed-end fund)

Putnam Multi-Cap Growth Fund

Putnam New Jersey Tax Exempt Income Fund

Putnam New York Tax Exempt Income Fund

Putnam Ohio Tax Exempt Income Fund

Putnam Pennsylvania Tax Exempt Income Fund

Putnam Tax Exempt Income Fund

Putnam Tax-Free Income Trust

Putnam U.S. Government Income Trust

Putnam Variable Trust

Putnam Voyager Fund

George Putnam Balanced Fund

The Putnam Fund for Growth and Income